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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated November 12, 1999 relating to the financial statements and financial statement schedule of Transaction Information Systems, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

New York, New York
December 15, 1999